UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2009, Ms. Dee Kelly informed the Board of Directors of CryoPort, Inc. (the “Company”) of her intent to resign as the Company’s Chief Financial Officer and Vice President of Finance effective August 20, 2009. Ms. Kelly’s notice of resignation was previously reported by the Company in a Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2009. In connection with Ms. Kelly’s resignation, Ms. Catherine Doll has commenced working for the Company and is transitioning in to replace Ms. Kelly as the Company’s Chief Financial Officer, to become effective on August 20, 2009, pursuant to a prior resolution of the Board of Directors dated July 29, 2009. Ms. Doll’s appointment was previously reported by the Company in a Current Report on Form 8-K which was filed with the SEC on July 29, 2009.

Prior to filing its Form 10-Q for the quarter ended June 30, 2009, Ms. Kelly informed the Board of Directors that she was not going to sign the Form 10-Q and accompanying certifications required by the Sarbanes-Oxley Act of 2002 because she felt that she had not been made privy to all of the Company’s activities following the announcement of her decision to resign.  Consequently, on August 18, 2009, the Board of Directors removed Ms. Kelly as the Chief Financial Officer and Vice President of Finance of the Company effective August 18, 2009, prior to the scheduled effective date of her resignation, and appointed Mr. Larry G. Stambaugh, the Company’s existing Chairman of the Board of Directors, President and Chief Executive Officer, to the office of Chief Financial Officer in order to enable the Company to timely file its Form 10-Q and related certifications with the SEC.  Mr. Stambaugh has informed the Board of Directors of his intention to resign as Chief Financial Officer effective August 20, 2009, the effective date of Ms. Doll’s appointment to such office.

Mr. Stambaugh, who is 62 years of age, currently serves as the Company’s Chairman of the Board of Directors, and President and Chief Executive Officer.  Mr. Stambaugh is currently a Principal of Apercu Consulting, a firm that he established in 2006. From December 1992 to January 2006, Mr. Stambaugh served as Chairman and CEO of Maxim Pharmaceuticals, a public company developing cancer and infectious disease drugs which he co-founded. From December 2007 to February 2008, Mr. Stambaugh reorganized two biotechnology companies owned by Arrowhead Research Corporation, a public holding company, Calando Pharmaceuticals and Insert Therapeutics and served as each of the subsidiaries’ CEO.  Mr. Stambaugh has more than 30 years experience building global businesses and setting strategies and has an extensive background in life sciences and clean tech including relationships with and knowledge of Contract Research Organizations, biotech and pharmaceutical companies Mr. Stambaugh serves on several boards including EcoDog, Ridge Diagnostics, Corporate Directors Forum and BioCom.  Mr. Stambaugh earned his BBA Accounting/Finance from Washburn University in 1969.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: August 21, 2009	By: /s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman